UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Definitive Agreement.

In connection with restructuring the Karlsson Group debt, we were required to increase Karlsson’s royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate.  In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%.  We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization.  To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo.  Buffalo is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair owns minority non-voting interests in Buffalo. Our board has designated a committee composed of Ari Swiller and Conway Schatz to finalize these negotiations with Buffalo Management, neither of whom have any personal or economic interest in Buffalo. See Amended and Restated Termination of Management Services Agreement filed as Exhibit 10.1 to our Current Report filed on May 6, 2013 and First Amendment to Amended and Restated Termination of Management Services Agreement filed as Exhibit 10.1 hereto.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

                                                                                                Registrant.

On May 2, 2013 we borrowed $5.0 million of unsecured subordinated debt from two of our stockholders, Very Hungry LLC and Scott Reiman 1991 Trust, represented by $5.5 million aggregate principal amount of subordinated notes. The loan is described in our Report on Form 8-K filed on May 8, 2013.  On May 22, 2013 we entered into a modification agreement with the loan parties to provide that they will invest the aggregate principal amount of their subordinated promissory notes into the units offered in the rights offering at the rights offering subscription price.  Their investment will be effected in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended and will be made through the full exercise of their rights under the rights offering and their subscription for additional units through their over-subscription rights.  Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013.  If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013.  The modification agreement also amended the warrant price of the warrants held by Very Hungry LLC and Scott Reiman 1991 Trust from $0.25 to $0.30 and extended the termination date of the warrants from August 1, 2016 to August 1, 2017.  The modification agreement is filed as exhibit 10.2 hereto.

Item 8.01                                           Other Events.

Rights Offering

On May 22, 2013 we filed a prospectus supplement related to our previously announced rights offering and launched the rights offering.  In the rights offering we are distributing at no charge to all of the holders of our common stock  non-transferable unit subscription rights to purchase their pro rata share of an aggregate of 55,162,988 units at a price of $0.22 per unit.  Each unit consists of one share of our common stock and one-half of a warrant to purchase a share of common stock.  The warrant exercise price for a whole warrant will be $0.35, subject to certain adjustments.  The warrants will be exercisable for a period of 12 months from the date of issuance, and each whole warrant will be immediately detachable and separately tradable.  Rights must be exercised in multiples of two because no fractional warrants will be issued in connection with the exercise of rights.  Holders who fully exercise their rights may also exercise an over-subscription to purchase additional units for which other holders have not subscribed, subject to the limitations described in the prospectus supplement.   The record date for the rights offering if 5:00 p.m. New York City time, and the rights offering expires on June 6, 2013 unless extended.

In connection with this rights offering, we expect to conduct a separate underwritten public offering of securities at an offering price no lower than offered in the rights offering.  We expect that offering to be made pursuant to a separate prospectus supplement and to close on the same day as the rights offering.  The maximum aggregate gross proceeds to be raised in the rights offering and the underwritten public offering is approximately $28.4 million and the minimum is approximately $12 million in each case inclusive of the $5 million of proceeds from the loan by Very Hungry LLC and Scott Reiman 1991 Trust described in Item 203.  We will have to raise additional capital beyond the maximum sought in the rights offering and the underwritten public offering.  If we do not raise a minimum of approximately $12 million in these transactions, the rights offering will be terminated.  In that event we will review our available options, which could include a voluntary bankruptcy filing.

Corporate Stock Transfer, Inc. in Denver Colorado is the subscription agent for the rights offering.

Company Update

We are engaged in the exploration and development of a large, high-quality potash deposit located in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project.  Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

                We are focused on completing a definitive feasibility study, or DFS, for the Holbrook Project, which we anticipate will be completed in mid-2014. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to (i) changes in capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations.

We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering.  We believe the claim is without merit and are vigorously defending against it.  No litigation has been commenced in this matter.

On May 22, 2013 we issued a press release in connection with the rights offering that is attached as exhibit 99.1

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	Form of Rights Certificate
4.2	Warrant Agreement including form of Warrant Certificate
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
10.1	First Amendment to Amended and Restated Termination of Management Services Agreement between Buffalo Management LLC and the Registrant
10.2	Modification Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant
10.3	Registration Rights Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)
23.2	Consent of North Rim Exploration Ltd.
23.3	Consent of Tetra Tech, Inc.
99.1	Form of Instructions for Use of Rights Certificates
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Shareholders who are Record Holders
99.4	Form of Letter to Shareholders who are Beneficial Holders
99.5	Form of Letter to Clients
99.6	Form of Beneficial Owner Election Form
99.7	Form of Nominee Holder Certification
99.8	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: May 21, 2013		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Identification of Exhibits
4.1	Form of Rights Certificate
4.2	Warrant Agreement including form of Warrant Certificate
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
10.1	First Amendment to Amended and Restated Termination of Management Services Agreement between Buffalo Management LLC and the Registrant
10.2	Modification Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant
10.3	Registration Rights Agreement between Very Hungry LLC and Scott Reiman 1991 Trust and the Registrant
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1)
23.2	Consent of North Rim Exploration Ltd.
23.3	Consent of Tetra Tech, Inc.
99.1	Form of Instructions for Use of Rights Certificates
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Shareholders who are Record Holders
99.4	Form of Letter to Shareholders who are Beneficial Holders
99.5	Form of Letter to Clients
99.6	Form of Beneficial Owner Election Form
99.7	Form of Nominee Holder Certification
99.8	Press Release